Exhibit 23.2


                     [KIRKPATRICK  &  LOCKHART  LLP LETTERHEAD]
July  15,  2003

LocatePLUS  Holdings  Corporation
100  Cummings  Center
Suite  235M
Beverly,  Massachusetts  01915

Re:      LocatePLUS  Holdings  Corporation
     Registration  Statement  on  Form  SB-2

Ladies  and  Gentlemen:

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the prospectus constituting a part thereof in connection with the matters referred to under the caption "Legal Matters."

     Very  truly  yours,

/s/  Kirkpatrick  &  Lockhart  LLP

KIRKPATRICK  &  LOCKHART  LLP